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                                                                   Exhibit 10.15

                           CHANGE OF CONTROL AGREEMENT

     This Change of Control Agreement (the "Agreement") is made and entered into as of July 30, 2002 (the "Execution Date"), by and between Cytyc Corporation ("Company") and XXXXXXXXXXXX (the "Executive").

     WHEREAS, Executive is employed by Company and possesses extensive and essential knowledge about Company and its operations;

     WHEREAS, in order to induce Executive to remain employed with Company, Company desires to provide severance benefits to Executive in the event Executive's employment is terminated without "Cause" upon a "Change of Control" (as each is defined below), and the Employee desires to be so induced;

     WHEREAS, Company and Executive desire to set forth in writing the terms and conditions of their agreement with respect to Company's provision of severance benefits to Executive in the event Executive's employment is terminated without Cause upon a Change of Control;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations below, it is mutually agreed between the parties hereto as follows:

     1. Term. This Agreement shall continue for a term commencing on the Execution Date and ending on the date three years thereafter ("Initial Term"), and shall be automatically renewed from year to year thereafter for successive one-year terms (each a "Renewal Term") unless thirty (30) days prior to the expiration of the Initial Term or any Renewal Term, either party gives written notice of non-renewal to the other. If such notice of non-renewal is given as permitted hereunder, the Agreement will expire at the conclusion of either the Initial Term or the Renewal Term, whichever is applicable. The "Term" of this Agreement shall include the Initial Term, as well as any Renewal Term, if applicable. Notwithstanding the foregoing, this Agreement may be terminated at any time prior to the expiration of either the Initial Term or Renewal Term as provided in Section 2 hereof.

     2. At-Will Status. Notwithstanding any provision of this Agreement, Executive is employed at-will, so that Executive or the Company (as hereinafter defined) may terminate Executive's employment at any time, with or without notice, for any or no reason, subject only to the terms of Paragraph 4 herein.

     3. Definitions. As used in this Agreement, the following terms shall have the meanings set forth herein:

          a. "Cause" shall mean conduct involving one or more of the following:
(i) the substantial and continuing failure of the Employee, after written notice thereof, to render services to the Company in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company; (iii) the commission of any crime; (iv) deliberate disregard of the rules or policies of

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the Company which results in direct or indirect loss, damage or injury to the
Company; (v) the unauthorized disclosure of any trade secret or confidential information of the Company; (vi) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company; or (vii) a violation of federal or state securities laws or regulations.

          b. "Company" shall mean Cytyc Corporation and its subsidiaries, affiliates, assigns and successors.

          c. "Change of Control" shall mean the occurrence of any of the following events:

               (i) The acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of the "beneficial ownership" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

               (ii) A change in the composition of the Board of Directors of the Company (the "Board") occurring within a rolling two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are members of the Board as of the Execution Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Board); or

               (iii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (including the parent corporation of such surviving entity)) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the approval by the stockholders of the Company of a plan of complete liquidation of the Company or of an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          d. "Involuntary Termination Upon Change of Control" shall mean the termination of the employment of Executive by the Company, without Cause (as such term is defined herein), at any time within the one-year period following the effective date of a Change of Control.

     4. Effect of Involuntary Termination Without Cause Upon Change of Control. In the event of an Involuntary Termination Upon Change of Control, Executive shall be entitled to the following:

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          a. Severance benefits as follows, subject to Section 5 hereof: (i)
continuation of Executive's base salary in effect on the date of such termination for a period of twelve (12) months (the "Severance Period"), payable monthly or otherwise in accordance with the Company's prevailing compensation practice, as such practice may be modified from time to time; (ii) payment in an amount equal to the higher of the amount of executive incentive pay that Executive would have received for the year in which Executive's employment is terminated had she/he met 100% of the target for such pay or the amount of executive incentive pay that the Executive received in the year prior to the termination of Executive's employment or 100% of the projected annual bonus; and
(iii) a continuation of all Company provided benefits received by Executive prior to such termination, during the Severance Period, so long as Executive was eligible to receive such benefits under the terms of each of the benefit plans then in effect, and/or should Executive elect continued medical insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), payment of Executive's COBRA premiums during the Severance Period, subject to and in accordance with the provisions of COBRA.

          b. Executive shall also be entitled to the unpaid compensation and benefits, and unused vacation, accrued through the date of Executive's termination of employment. Executive shall also be entitled to receive reimbursement for final expenses that Executive reasonably and necessarily incurred on behalf of the Company prior to Executive's termination of employment, provided that Executive submits expense reports and supporting documentation of such expenses as required by Company practice or policy.

          c. If Executive's employment is terminated at any time for any reason that does not constitute an Involuntary Termination Without Cause Upon Change of Control, Executive shall not be entitled to, and shall not receive, any severance payments or benefits under this Agreement, but Executive shall be entitled to receive the payments and benefits set forth in Section 4(b) hereof.

     5. Conditions of Severance Benefits. Executive shall receive the severance benefits set forth in Section 4(a) hereof if Executive: (a) executes a general release of the Company, in a form and of a scope acceptable to the Company in its discretion; (b) presents satisfactory evidence to the Company that she/he has returned all Company property, confidential information and documentation to the Company; (c) complies with, and does not violate, any provision of the Employee Non-Disclosure and Developments Agreement ("Confidentiality Agreement") or the Employee Non Competition Agreement ("Non Compete Agreement") that Executive has entered into with the Company; and (d) provides the Company with a signed, written resignation of Executive's status as an officer and/or director of the Company or any of its affiliates, if applicable. In the event the Company reasonably believes that Executive has breached, or has threatened to breach, any provision of the Confidentiality Agreement or the Non Compete Agreement or any other obligations, the Company shall immediately terminate all severance benefits and Executive shall no longer be entitled to such benefits. Such termination of benefits shall be in addition to any and all legal and equitable remedies available to the Company, including injunctive relief.

     6. Taxes. All payments and benefits described in this Agreement shall be subject to any and all applicable federal, state and local withholding, payroll, income and other taxes.

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     7. Exclusive Remedy. Except as expressly set forth herein or otherwise required by law, Executive shall not be entitled to any compensation, benefits, or other payments from the Company as a result of or in connection with the termination or resignation of Executive's employment at any time, for any reason. The payments and benefits set forth in Section 4 hereof shall constitute Executive's sole and exclusive remedy for any claims, causes of action or demands arising under or in connection with this Agreement or its alleged breach, or the termination or resignation of Executive's employment relationship.

     8. Governing Law/Interpretation. Executive and the Company agree that this Agreement and any claims arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such State, without giving effect to the principles of conflicts of laws thereof.

     9. Entire Agreement. This Agreement shall constitute the sole and entire agreement between the parties with respect to the subject matter hereof, and supersedes and cancels all prior, concurrent and/or contemporaneous arrangements, understandings, promises, offers, agreements and/or discussions, including, but not limited to, those concerning employment agreements and/or severance benefits, whether written or oral, by or between the parties, regarding the subject matter hereof; provided, however, that this Agreement is not intended to, and shall not, supersede, affect, limit, modify or terminate any of the following, all of which shall remain in full force and effect in accordance with their respective terms: (i) stock option agreements; (ii) the Confidentiality Agreement; or (iii) any written agreement or arrangement between Executive and the Company that does not relate to termination of employment, severance pay or the other subject matter hereof.

     10. Assignment. Executive acknowledges that the services to be rendered hereunder are unique and personal in nature. Accordingly, Executive may not assign any rights or delegate any duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall automatically be assigned to the successors and assigns of the Company, and shall inure to the benefit of, and be binding upon, such successors and assigns, as well as Executive's heirs and representatives.

     11. Notices. All notices required hereunder shall be in writing and shall be delivered in person, by facsimile or by certified or registered mail, return receipt requested, and shall be effective upon sending if by facsimile, or upon receipt if by personal delivery or certified or registered mail. All notices shall be addressed as follows or to such other address as the parties may later provide in writing:

          To the Company:

          Attention: Chief Executive Officer
          85 Swanson Road
          Boxborough, MA 01719

          with a copy to:

          Cytyc Corporation
          Attention: General Counsel

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          85 Swanson Road
          Boxborough, MA 01719

          To Executive:

          XXXXXXXXXXXX

     12. Severability/Reformation. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby, and this Agreement shall be construed and reformed to the maximum extent permitted by law. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

     13. Modification. This Agreement and the rights, remedies and obligations contained in any provision hereof, may be modified or waived only in accordance with this Section 13. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement and its terms may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by a written instrument signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company is effective without written consent of the Chief Executive Officer in office at the time of such modification or waiver.

     14. Arbitration. Any dispute, controversy or claim arising out of, or in connection with this Agreement shall be exclusively subject to arbitration before the American Arbitration Association ("AAA"). Such arbitration shall take place in the Commonwealth of Massachusetts before a single arbitrator in accordance with AAA's then current National Rules for the Resolution of Employment Disputes. The Company shall be responsible for the payment of the arbitrator's fees. Judgment upon any arbitration award may be entered in any court of competent jurisdiction. All parties shall cooperate in the process of arbitration for the purpose of expediting discovery and completing the arbitration proceedings. Nothing contained in this Section or elsewhere in this Agreement shall in any way deprive the Company of its right to obtain injunctive relief in a court of competent jurisdiction for purposes of enforcing the Confidentiality Agreement.

     15. Survival of Obligations and Rights. The obligations and rights contained herein shall survive the termination of Executive's employment for any reason.

     16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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     17. Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                                CYTYC Corporation


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                                                Patrick J. Sullivan
                                                Chairman, President and CEO


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                                                Executive Signature

Address for Notice to Executive:

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